UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, while continuing to execute on its operating plan and work on the restatement, Saba Software, Inc. (the “Company”) is evaluating strategic alternatives, including a sale of the Company. The Board of Directors of the Company has formed a strategic review committee (the “Committee”) to oversee the evaluation process.

The Committee has determined that it would be beneficial to have input from one or more of the Company’s major institutional stockholders regarding specific strategic alternatives that may be considered. Accordingly, the Committee intends to from time to time seek the input of Emancipation Management LLC (“Emancipation”), whose affiliated entities and managed accounts are collectively one of the Company’s largest stockholders. In connection with seeking input from Emancipation, the Company expects to provide confidential information to Emancipation pursuant to appropriate confidentiality arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: December 24, 2014	/s/ Mark Robinson
(Signature)
Mark Robinson
Chief Financial Officer